SECURITIES EXCHANGE AGREEMENT

This Securities Exchange Agreement (this “Agreement”) is dated as of April ___, 2013, between Selway Capital Acquisition Corporation, a Delaware corporation (the “Company”), and _____________________ (“Holder”).

WHEREAS, the Holder currently holds the number of Series A Shares of the Company's common stock (each a “Series A Share” and collectively the "Series A Shares") indicated on the signature page hereto;

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to exchange one share of its Series C common stock (the "Series C Common Stock") and $3.53 (the "Cash Consideration") for each Series A Share upon the closing (the "Transaction Closing") of the transaction between the Company and Healthcare Corporation of America, as more fully described in the Company's public filings, and the Holder wishes to so exchange the Series A Shares;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Holder agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Incorporation (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Incorporation” means that certain Amended and Restated Certificate of Incorporation of the Company dated as November 7, 2011.

“Closing” means the closing of the exchange of the Series A Shares pursuant to Section 2.1.

“Commission” means the United States Securities and Exchange Commission.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Special Counsel” means Zysman Aharoni Gayer and Sullivan & Worcester LLP.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Stock Market, the New York Stock Exchange, the NYSE MKT or the OTC Bulletin Board (or any successors to any of the foregoing).

ARTICLE II.

EXCHANGE

2.1 Closing. On the Transaction Closing date, upon the terms and subject to the conditions set forth herein, the Company shall issue to the Holder one share of Series C Common Stock and pay the Cash Consideration in exchange for each Series A Share. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Special Counsel or such other location as the parties shall mutually agree.

2.2 Deliveries.

(a) On or prior to the Transaction Closing date, the Company shall deliver or cause to be delivered to the Holder (i) an instruction letter to the Company’s transfer agent to deliver to the Holder set forth on the signature page hereto a certificate evidencing the applicable number of shares of Series C Common Stock, and (ii) the Cash Consideration.

(b) On or prior to the Transaction Closing date, the Holder shall deliver or cause to be delivered to the Company the Series A Shares.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Transaction Closing date of the representations and warranties of the Holder contained herein (unless as of a specific date therein);

(ii) all obligations, covenants and agreements of the Holder required to be performed at or prior to the Transaction Closing date shall have been performed; and

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(iii) the delivery by the Holder of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Holder hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Transaction Closing date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Transaction Closing date shall have been performed; and

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and as of the Transaction Closing date to the Holder as follows:

(a) Authority. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company's Board of Directors or the Company’s stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Issuance of the Shares. The shares of Series C Common Stock to be issued pursuant to this Agreement are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in this Agreement.

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3.2 Representations and Warranties of the Holder. The Holder hereby represents and warrants as of the date hereof and as of the Transaction Closing date to the Company as follows:

(a) Authority. [The Holder has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holder and no further action is required by the Holder, the Holder's Board of Directors or the Holder’s stockholders in connection therewith.] This Agreement has been duly executed by the Holder, and when delivered by the Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) General Solicitation. The Holder is not exchanging the Series A Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(c) Ownership. The Series A Shares are owned by the Holder free and clear of all Liens, and upon receipt of such Series A Shares the Company will have all rights, title and interest in and to the Series A Shares.

(d) Nature of Series C Shares. The Holder acknowledges that the Series C Common Stock does not have the right to receive a pro-rata portion of the trust account established by the Company in connection with its initial public offering (the "Trust Account") and that by entering into this Agreement and agreeing to exchange its Series A Shares for shares of the Series C Common Stock that it is agreeing to forego its right to tender the Series A Shares for a pro rata portion of the Trust Account in the event that the Acquisition Transaction is consummated.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

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4.1 No Transfer. The Holder may not, directly or indirectly, offer, sell, contract to sell, pledge, encumber, tender, assign or grant any option or warrant to purchase or otherwise dispose of or offer to dispose of (collectively, “Transfer”) the Series A Shares for a period commencing on the date hereof and ending when such shares are exchanged for shares of Series C Common Stock, without the prior written consent of the Company. Any Transfer of Series A Shares in violation of this Agreement by the Holder without the consent of the Company shall constitute a material breach of this Agreement.

4.2 Remedies. The Holder acknowledges that its breach or impending violation of any of the provisions of this Agreement may cause irreparable damage to the Company for which remedies at law would be inadequate. The Holder further acknowledges and agrees that the provisions set forth herein are essential terms and conditions of the Agreement that the Company may seek to enforce, in addition to any of its rights or remedies provided under any other agreement, by decree or order by any court of competent jurisdiction enjoining such impending or actual violation of any of such provisions. Such decree or order, to the extent appropriate, shall specifically enforce the full performance of any such provision by the Holder. This remedy shall be in addition to all other remedies available to the Company at law or equity.

ARTICLE V.

MISCELLANEOUS

5.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees and stamp taxes levied in connection with the delivery of any shares of Series C Common Stock to the Holder.

5.2 Entire Agreement. Except for the waiver letter executed by the Holder on the date hereof, this Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

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5.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holder (other than by merger). Subject to the receipt of the prior written consent of the Company required by Section 4.1, any Holder may assign any or all of its rights under this Agreement to any Person to whom the Holder Transfers any Series A Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Series A Shares, by the provisions of this Agreement that apply to the “Holder.”

5.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then, the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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5.8 Survival. The representations and warranties contained herein shall survive the Closing.

5.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.11 Replacement of Shares. If any certificate or instrument evidencing any Series A Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

5.12 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.13 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in any documents governing or pertaining to the transactions contemplated by this Agreeement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

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5.14 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SELWAY CAPITAL ACQUISITION CORPORATION By: /s/ Edmundo Gonzalez_______________________ Name: Edmundo Gonzalez Title: Chief Financial Officer	Address for Notice: Selway Capital Acquisition Corporation 900 Third Avenue, 19th Fl. New York, NY 10022 Attention: Chief Executive Officer Fax: (212) 308-6623
With a copy to (which shall not constitute notice): Zysman Aharoni Gayer and Sullivan & Worcester LLP One Post Office Square Boston, MA 02109 Attn: Edwin L. Miller Jr. Fax : (617) 338-2880

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR HOLDER FOLLOWS]

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[HOLDER SIGNATURE PAGES TO SECURITIES EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: ________________________________

Signature of Authorized Signatory of Holder: __________________________

Name of Authorized Signatory: ____________________________________

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Number of Series A Shares: _________________________________

Address for Notice of Holder:

Address for Delivery of Shares:

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Material terms of agreements not included in the form of agreement provided as Exhibit 10.3:

Date of Agreement	Name of Holder	Authorized Signatory	Number of Series A Shares exchanged
April 8, 2013	Bulldog Investors Special Opportunities Fund, Inc. Opportunity Partners LP Full Value Partners LP Full Value Special Situations fund LP Steady Gain Partners LP Mercury Partners LP MCM Opportunity Partners LP Managed Account Managed Account	Andrew Dakos	447,442
April 5, 2013	Chardan SPAC Asset Management LLC	Steven Oliveira	239,108
April 5, 2013	South Ocean Capital LLC	Steven Oliveira	162,848
April 5, 2013	Steven Oliveira	N/A	29,083